Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Case No. 08-11094 through 08-11100*

Chapter 11

AMPEX CORPORATION, et al.

(Name of Debtors)

Post-Confirmation

Monthly Operating Report for

the period from June 29, 2008 through July 26, 2008**

Debtors’ Address:

1228 Douglas Avenue

Redwood City, California 94063

Willkie Farr & Gallagher LLP

(Debtors’ Attorneys)

Monthly Net Loss: $1,477

Total Disbursements: $2,450

($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: August 25, 2008

/s/ Craig L. McKibben
Craig L. McKibben
Vice President and Chief Financial Officer

AMENDED STATEMENT

*	Refer to Schedule I for a listing of Debtors by case number.

**	The accompanying unaudited consolidated financial statements are reported on a 4-4-5 accounting calendar. Therefore the last day of the reporting period for this monthly operating report is July 26, 2008.

All amounts herein are preliminary and subject to revision. The Debtors reserve all rights to revise this monthly operating report.

AMPEX CORPORATION

Case No. 08-11094 through 08-11100

DEBTORS IN POSSESSION

AMPEX CORPORATION, et al.

(DEBTORS IN POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

1.	Debtors’ Businesses and Proceedings under Chapter 11

Businesses

Ampex Corporation (“Ampex”) and its subsidiaries (collectively, the “Company”) is a leading innovator and licensor of visual information technology. During its 63-year history, the Company has developed substantial proprietary technology relating to the electronic storage, processing and retrieval of images and other data. Ampex currently owns approximately 370 patents and patent applications covering digital image processing, digital image compression and recording technologies. The Company’s licensing division generates revenues from granting licenses covering a variety of technologies that were developed when the Company designed and manufactured digital video tape recorders and special effects products used in the professional television broadcast and post-production industries.

Through a wholly-owned subsidiary, Ampex Data Systems Corporation (“Data Systems”), the Company develops and incorporates technology in the design and manufacture of high performance instrumentation recorders, principally used in defense applications to gather digital images and other data from aircraft, satellites and submarines. These products are also used in flight and sensor test applications.

Bankruptcy Proceedings

On March 30, 2008, Ampex and certain of its U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions to reorganize under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors are operating their businesses as debtors in possession.

On or about March 30, 2008, the Debtors filed a pre-negotiated plan of reorganization (as may be amended, the “Plan”) and related disclosure statement (the “Disclosure Statement”), which were subsequently amended. The Bankruptcy Court approved the Disclosure Statement, as amended, on June 11, 2008, and authorized the Debtors to solicit votes to accept or reject the Plan from certain creditors. Solicitation commenced on June 18, 2008. On July 9, 2008, the Debtors filed a modified Plan which incorporates, among other things, certain changes to the lump sum cash payment election available to the holders of allowed general unsecured claims (the “Plan Modifications”). On July 14, 2008, the Bankruptcy Court approved a supplement to the Disclosure Statement related to the Plan Modifications and authorized the re-solicitation of the holders of certain general unsecured claims.

All creditors entitled to vote on the Plan overwhelmingly voted in favor of the Plan. On July 31, 2008, the Bankruptcy Court entered an order confirming the Plan. The Debtors anticipate that all remaining conditions to consummation of the Plan will be able to be satisfied and that Ampex and its U.S. subsidiaries will emerge from chapter 11 within the next few months.

Prior to filing petitions for relief under chapter 11, the Debtors negotiated the terms of the Plan with and obtained the support of creditors holding a majority of their secured debt and their largest unsecured creditor. This support is evidenced by the Plan Support Agreement (as may be amended or modified, the “PSA”), which the parties filed contemporaneously with the commencement of the Debtors’ chapter 11 cases (the “Chapter 11 Cases”). The PSA may be terminated in the event that the Plan is not consummated within a certain period of time after its confirmation, and in certain other situations. There can be no assurance that the Company will be able to satisfy all of the conditions of the PSA. The Debtors believe that they will emerge from chapter 11 before the end of 2008 with a viable capital structure and with sufficient liquidity to continue operating as a going concern, but cannot give assurances that they will do so, due to uncertainties inherent in the bankruptcy process. If the Plan is not consummated, the Debtors may be unable to pay their debts as presently scheduled, which would require them to seek protection in chapter 11 without the support of their creditors and could force the Debtors to liquidate under chapter 7 of the Bankruptcy Code due to their limited unencumbered available resources. Accordingly, the Company may not be able to continue as a going concern. The consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern.

The consolidated financial statements that are included in this monthly operating report and in the Company’s report on Form 10-Q for the quarterly period ended June 30, 2008 (the “June 10-Q”), reflect all of the Company’s debt under its credit agreements as current liabilities since the filing of a bankruptcy petition may give rise to an event of default under their respective indentures.

AMPEX CORPORATION, et al.

(DEBTORS IN POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

On April 16, 2008, the Office of the United States Trustee for the Southern District of New York (the “U.S. Trustee”) appointed a statutory committee of unsecured creditors (the “Creditors’ Committee”). While the Creditors’ Committee initially opposed the Plan, the Plan Modifications resolved such opposition and the Creditors’ Committee agreed to support the Plan.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany accounts and transactions have been eliminated. Financial information included herein has been derived from the books and records of the Company, without audit. Certain footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) have been condensed or omitted. For information on the accounting policies used in the preparation of these unaudited consolidated financial statements, please refer to the consolidated financial statements included in the Company’s report on Form 10-K for the year ended December 31, 2007 and the June 10-Q.

In the opinion of management, the consolidated financial statements included herein reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of financial position, results of operations and cash flows for the interim period presented. The results of operations for the one month period ended July 26, 2008, are not necessarily indicative of the results to be expected for the full year. With effect from the March 30, 2008 bankruptcy filing date, the accompanying consolidated financial statements were prepared in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”). Accordingly, all prepetition liabilities subject to compromise were segregated in the condensed consolidated balance sheet and classified as liabilities subject to compromise at the estimated amounts of allowable claims. Reorganization costs represent expenses incurred in connection with the Chapter 11 Cases. Certain professional expenses that the Debtors will be required to pay have been presented on a cash basis. The consolidated financial statements presented in this monthly operating report do not include any adjustments to the carrying values of assets or liabilities or to the classification of debt that might result from any debt restructuring or plan of reorganization that might ultimately be approved by the Bankruptcy Court nor the adoption of fresh start accounting upon emergence from the Chapter 11 Cases.

2.	Liabilities Subject to Compromise

The Debtors have been operating as debtors in possession since March 30, 2008. The Debtors are authorized to operate their businesses in the ordinary course.

As a result of the chapter 11 filing, all actions to collect the payment of prepetition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of prepetition liabilities are stayed. Although prepetition claims are generally stayed, as part of the first day orders and subsequent motions granted by the Bankruptcy Court, the Bankruptcy Court approved the Debtors’ motions to pay certain prepetition employee salary and benefit obligations, as well as certain vendor obligations. The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Bankruptcy Court. Any damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.

On March 31, 2008, the Bankruptcy Court entered an order (the “Bar Date Order”) fixing May 12, 2008 (the “General Bar Date”), as the date by which proofs of claim were required to be filed for all creditors of the Debtors other than governmental units and September 26, 2008, for the filing of proofs of claim by a governmental unit. The Bar Date Order also established the General Bar Date as the deadline by which all governmental units that intend to file a claim against one or more of the Debtors must file a non-binding indication of claim (an “Indication of Claim”). The Indications of Claim are to include a governmental unit’s good-faith estimate of the amount of any claim it may have against the Debtors, a description of such claim and an indication of whether such claim is fixed, contingent or unliquidated. The Debtors notified all known claimants subject to the General Bar Date or the Governmental Unit

AMPEX CORPORATION, et al.

(DEBTORS IN POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Bar Date of their need to file a proof of claim with the Bankruptcy Court. To date, creditors have filed over five hundred eighty proofs of claim. Differences between liability amounts estimated by the Debtors and the claims filed by creditors continue to be investigated by the Debtors. The determination of how liabilities will ultimately be settled cannot be made until the Bankruptcy Court approves a plan of reorganization. Accordingly, the ultimate amount of such liabilities is presently not determinable.

Valuation methods used in chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on GAAP, the basis of which the accompanying unaudited consolidated financial statements are prepared. Accordingly, the values set forth in the unaudited consolidated financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

As of July 26, 2008, the Company has liabilities subject to compromise of approximately $75.6 million. Such amounts may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. The Debtors have discontinued recording interest on liabilities subject to compromise during the Chapter 11 Cases, with the exception of interest on the 12% Senior Notes due August 15, 2008.

Liabilities subject to compromise represent the liabilities of the Company incurred prior to March 30, 2008, except those that will not be impaired under the Plan. As of July 26, 2008, liabilities subject to compromise consisted of the following:

July 26, 2008
12% Senior Notes due August 15, 2008, including accrued interest	$7,171
Hillside Notes	55,445
Notes payable – other, disputed NHI claim	15
Accounts payable	617
Environmental remediation obligations	765
Accrued interest on the Hillside Notes	2,281
Obligations under supplemental retirement plans	748

Current liabilities subject to compromise	$67,042

Environmental remediation obligations	$2,239
Obligations under supplemental retirement plans	6,001
Accrued expenses, disputed NHI claims	292
Accrued expenses, allowed NHI claims	33

Long-term liabilities subject to compromise	$8,565

3.	Financing

On June 26, 2008, the Bankruptcy Court approved a stipulation (the “Stipulation”) among the Debtors and certain of their secured lenders (the “Consenting Holders”) authorizing the use of cash claimed as collateral (“Cash Collateral”) by such lenders, subject to certain terms and conditions. The Debtors’ authorization to use Cash Collateral under the Stipulation may be terminated if the Debtors institute a proceeding seeking to challenge the validity of the secured lenders’ liens and claims, the Bankruptcy Court grants a third party relief from the automatic stay to enforce a lien on the secured lenders’ prepetition collateral, and in certain other situations.

4.	Accounts Payable and Accrued Expenses

To the best of the Company’s knowledge, all undisputed postpetition trade payables are current and all premiums for insurance policies, including all workers’ compensation and disability insurance policies, that are required to be paid are fully paid as of July 26, 2008.

AMPEX CORPORATION, et al.

(DEBTORS IN POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

5.	Bankruptcy Court Reporting Schedules

Certain attached schedules have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The information reflected in the accompanying schedules, as with all other information contained herein, has been obtained from the books and records of the Company and are unaudited.

6.	Payroll and Related Tax and Employee Benefit Obligations

The Company outsources its payroll processing to a third party payroll administrator, which prepares the payroll registers on a bi-weekly basis and advises the Company of funding requirements. Four days prior to the pay date, the Company funds an imprest payroll account with the net payroll to pay employees. One day prior to the pay date, the Company funds the tax withholdings so that the administrator may make the necessary payment to the taxing authorities. On the pay date, the Company funds the 401K administrator for 401K withholdings and the Company’s matching payments. All health care costs are funded by the Company at the beginning of each month based on pre-negotiated premium rates as indicated by each employee during enrollment. During the month of July 2008 (which covered two pay periods) the Debtors transferred approximately $431 to fund net payroll, approximately $221 to fund tax withholdings, approximately $89 to fund 401K withholdings and the Company’s matching payments and approximately $100 to fund various health care providers for health care obligations.

7.	Disbursements by Debtor

The total disbursements of each Debtor, including, inter alia, payroll, payroll taxes, payments to vendors and bank fees, are as follows:

Ampex Corporation	$1,098.3
Ampex Data Systems Corporation	1,352.0
Ampex Data International Corporation	0.00
Ampex Finance Corporation	0.00
AFC Holdings Corporation	0.00
Ampex Holdings Corporation	0.00
Ampex International Sales Corporation	0.00

Disbursements for the period from June 29, 2008 to July 26, 2008, by major category, are as follows:

Ampex Corporation

Net payroll funding	$80.4
Payroll tax withholdings	43.7
Rent related disbursements	0.0
Professional fees and contract labor	862.8
Other disbursements	111.4

Total	$1,098.3

Ampex Data Systems Corporation

Net payroll funding	$350.5
Payroll tax withholdings	177.4
401K withholdings	88.9
Health care provider payments	99.8
Inventory purchase payments	134.8
Rent related disbursements	177.7
Professional fees and contract labor	69.9
Other disbursements	253.0

Total	$1,352.0

AMPEX CORPORATION, et al.

(DEBTORS IN POSSESSION)

Schedule I - Debtors

LEGAL ENTITY	Case Number
Ampex Corporation	08-11094 (AJG)
Ampex Data Systems Corporation	08-11099 (AJG)
Ampex Data International Corporation	08-11100 (AJG)
Ampex Finance Corporation	08-11098 (AJG)
AFC Holdings Corporation	08-11095 (AJG)
Ampex Holdings Corporation	08-11096 (AJG)
Ampex International Sales Corporation	08-11097 (AJG)

AMPEX CORPORATION

CONSOLIDATED BALANCE SHEETS

JULY 26, 2008

(in thousands, except share and per share data)

(unaudited)

	Consolidated		Debtor-in-Possession
	July 26, 2008	June 28, 2008	July 26, 2008	June 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$9,069	$10,872	$6,644	$8,278
Accounts receivable	2,783	3,044	1,993	1,486
Inventories	6,226	6,234	5,987	5,889
Royalties receivable	—	84	—	84
Cash collateral on letter of credit	1,312	1,312	1,312	1,312
Other current assets	609	708	343	436

Total current assets	19,999	22,254	16,279	17,485
Property, plant and equipment	514	517	368	368
Other assets	246	247	246	247

Total assets	$20,759	$23,018	$16,893	$18,100

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Liabilities subject to compromise	$67,042	$64,796	$67,042	$64,796
Notes payable	—	—	—	—
Accounts payable	2,827	3,302	2,760	3,157
Net liabilities of discontinued operations	—	—	—	—
Accrued restructuring costs	97	146	97	146
Pension and other retirement plans	185	185	—	—
Other accrued liabilities	3,607	3,947	3,169	3,503

Total current liabilities	73,758	72,376	73,068	71,602
Liabilities subject to compromise	8,565	8,565	8,565	8,565
Pension and other retirement plans	52,292	54,469	49,464	51,641
Other liabilities	224	225	224	225
Net liabilities of discontinued operations	—	—	—	—

Total liabilities	134,839	135,635	131,321	132,033

Commitments and contingencies
Mandatorily redeemable nonconvertible preferred stock, $1,000 liquidation value per share:
Authorized: 69,970 shares
Issued and outstanding - none	—	—	—	—
Mandatorily redeemable preferred stock, $2,000 liquidation value per share:
Authorized: 21,859 shares
Issued and outstanding - none	—	—	—	—
Convertible preferred stock, $2,000 liquidation value per share:
Authorized: 10,000 shares
Issued and outstanding - none	—	—	—	—
Stockholders’ deficit:
Preferred stock, $1.00 par value:
Authorized: 898,171 shares
Issued and outstanding - none	—	—	—	—
Common stock, $0.01 par value:
Class A:
Authorized: 175,000,000 shares in 2008
Issued and outstanding - 3,930,035 shares in 2008	39	39	39	39
Class C:
Authorized: 50,000,000 shares
Issued and outstanding - none	—	—	—	—
Other additional capital	456,076	456,076	456,771	455,790
Accumulated deficit	(468,349)	(466,872)	(468,349)	(466,872)
Accumulated other comprehensive loss	(101,846)	(101,860)	(102,889)	(102,890)

Total stockholders’ deficit	(114,080)	(112,617)	(114,428)	(113,933)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$20,759	$23,018	$16,893	$18,100

AMPEX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE MONTH OF JULY 2008

(in thousands, except share and per share data)

(unaudited)

For the Month Ended July 26, 2008
Licensing revenue	$—
Product revenue	350
Service revenue	429

Total revenue	779

Intellectual property costs	148
Cost of product revenue	352
Cost of service revenue	147
Research, development and engineering	539
Selling and administrative	509
Reorganization costs	491

Total costs and operating expenses	2,186

Operating loss	(1,407)
Media pension costs	—
Interest expense	80
Amortization of debt financing costs	1
Interest income	(9)
Other (income) expense, net	(2)

Loss from continuing operations before income taxes	(1,477)
Provision for income taxes	—

Loss from continuing operations	(1,477)
Loss from discontinued operations (net of taxes of nil)	—

Net loss	(1,477)
Other comprehensive loss, net of tax:
Minimum pension adjustment	—
Foreign currency translation adjustments	14

Comprehensive loss	$(1,463)

Basic loss per share from continuing operations	$(0.38)

Basic loss from discontinued operations	$0.00

Basic loss per share	$(0.38)

Weighted average number of basic common shares outstanding	3,897,035

Diluted loss per share from continuing operations	$(0.38)

Diluted loss from discontinued operations	$0.00

Diluted loss per share	$(0.38)

Weighted average number of diluted common shares outstanding	3,897,035

AMPEX CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE MONTH OF JULY 2008

(in thousands)

(unaudited)

For the Month Ended July 26, 2008
Cash flows from operating activities:
Net loss	$(1,477)
Loss from discontinued operations	—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19
Accretion of interest expense	68
Stock based compensation expense	—
Net gain on disposal of assets	—
Ampex and foreign periodic pension cost	—
Media periodic pension cost	—
Changes in operating assets and liabilities:
Accounts receivable	270
Inventories	(1)
Royalties receivable	84
Other assets	99
Accounts payable	(476)
Other accrued liabilities and income taxes payable	(342)
Ampex and Media pension contributions	(2,177)
Accrued restructuring costs	(49)
Other liabilities	4

Net cash used in continuing operations	(3,978)
Net cash used in discontinued operations	—

Net cash used in operating activities	(3,978)

Cash flows from investing activities:
Deferred gain on sale of assets	(4)
Net proceeds on sale of assets	—
Additions to property, plant and equipment	(12)

Net cash used in investing activities	(16)

Cash flows from financing activities:
Borrowings under debt agreements	2,177
Issuance of common stock to NHI	—

Net cash provided by financing activities	2,177

Effects of exchange rates on cash	14

Net decrease in cash and cash equivalents	(1,803)
Cash and cash equivalents, beginning of period	10,872

Cash and cash equivalents, end of period	$9,069

AMPEX DATA SYSTEMS CORPORATION

SALES/USE TAXES INCURRED/PAID

FOR THE MONTH OF: July 2008

Sales Tax
Taxing Authority	Amount Incurred	Amount Paid	Date Paid	Period Paid For
California	0.00	951.90	7/24/2008	Q2-08
Colorado State	0.00
City of Colorado Springs	0.00
City of Denver	0.00
Connecticut	0.00
Washington, D.C.	0.00
Florida	0.00
Georgia	0.00	329.35	7/21/2008	Q2-08
Maryland	0.00
Missouri	0.00
New Jersey	0.00	75.18	7/21/2008	Q2-08
New Mexico	0.00
New York	0.00
Ohio	0.00
Ohio Commercial Activity Tax	0.00
Pennsylvania	0.00	101.40	7/21/2008	Q2-08
Tennessee	0.00
Texas	0.00
Virginia	0.00
Washington	718.04	5,186.59	7/24/2008	Q2-08

	718.04	6,644.42

Use Tax

Taxing Authority	Amount Incurred	Amount Paid	Date Paid	Period Paid For
California	931.93	5,085.84	7/24/2008	Q2-08
Colorado State	38.28	0.00	7/21/2008	Jun-08
El Paso (CO) County	0.00
City of Colorado Springs	36.66	35.28	7/21/2008	Q2-08
PPRTA	14.66	3.74	7/21/2008	Jun-08

	1,021.53	5,124.86